4Q23 Supplemental Slides and Outlook1 John McCallion Chief Financial Officer Exhibit 99.4 1 These slides highlight information in MetLife, Inc.'s earnings release, quarterly financial supplement and other prior public disclosures. Financial results in this presentation reflect LDTI accounting, pursuant to Financial Accounting Standards Board Accounting Standards Update No. 2018-12, which became effective on January 1, 2023. For more information, refer to "Explanatory Note on Non-GAAP and Other Financial Information."

2 Table of contents Topic Page No. Net income (loss) to adjusted earnings 3 Adjusted earnings, ex. total notable items, by segment 4 Variable investment income (VII) 5 Investments 7 Direct expense ratio 9 Cash & capital 10 Outlook 11 Appendix 16

Net income (loss) to adjusted earnings

(post-tax)	4Q23 $ in millions	4Q23 $ per share[1]	FY23 $ in millions	FY23 $ per share[1]
Net Income (Loss)	**$574**	**$0.77**	**$1,380**	**$1.81**
Less:				
Global Atlantic Assets[2]	73	0.10	(982)	(1.29)
Net Investment Gains (Losses)[2]	(210)	(0.28)	(1,248)	(1.64)
Net Derivative Gains (Losses)[3]	118	0.16	(1,689)	(2.22)
Market Risk Benefit Remeasurement Gains (Losses)[3]	(340)	(0.46)	789	1.04
Actuarial Assumption Review[3,4]	—	—	(6)	(0.01)
Investment Hedge Adjustments	(200)	(0.27)	(799)	(1.05)
Other	(228)	(0.31)	(210)	(0.28)
Adjusted Earnings	**$1,361**	**$1.83**	**$5,525**	**$7.25**
Less Notable Items:				
Actuarial Assumption Review[4]	—	—	14	0.02
Litigation reserves and settlement costs	(76)	(0.10)	(76)	(0.10)
Adjusted Earnings ex. Total Notable Items	**$1,437**	**$1.93**	**$5,587**	**$7.33**

[1] The per share data for each item is calculated on a standalone basis and may not sum to the total. [2] Total net investment gains (losses) for 4Q23 and FY23 are $137 million and $2.2 billion post-tax, respectively, including adjustments of $73 million and $(982) million related to the impairment of assets related to the Global Atlantic Financial Group reinsurance transaction, respectively. [3] The full year 2023 Actuarial Assumption Review line item reflecting $6 million of after-tax losses includes $4 million of after-tax market risk benefit remeasurement losses and $2 million of after-tax net derivative losses. These amounts are therefore not included in the Net Derivative Gains (Losses) or Market Risk Benefit Remeasurement Gains (Losses) line items. [4] Includes other insurance adjustments.

MetLife
3

Adjusted earnings, ex. total notable items, by segment

($ in millions - except per share data)	4Q23	4Q22	% Change	% Change (Constant Rate)	Key Drivers[1] Favorable	Key Drivers[1] Unfavorable
Group Benefits[2]	$466	$392	19%		Underwriting Margins; Volume Growth	
Retirement and Income Solutions[2]	421	381	10%		Investment Margins; Underwriting Margins	
Asia	296	265	12%	11%	Investment Margins; Taxes	
Latin America	207	184	13%	4%	Volume Growth	Underwriting Margins
EMEA	47	64	(27%)	(27%)	Investment Margins	Taxes; Expense Margins; Underwriting Margins
MetLife Holdings	156	184	(15%)			Foregone earnings[3]
Corporate & Other	(156)	(210)			Net Investment Income; Taxes	
Adjusted Earnings ex. Total Notable Items	**$1,437**	**$1,260**	**14%**	**12%**		
Adjusted EPS ex. Total Notable Items	**$1.93**	**$1.59**	**21%**	**19%**		

[1] To be discussed on MetLife, Inc.'s fourth quarter and full year 2023 earnings conference call and audio webcast. [2] In 4Q23, MetLife reorganized from five segments into the following six segments to reflect changes in management's responsibilities: Group Benefits, RIS, Asia, Latin America, EMEA and MetLife Holdings. The Group Benefits and RIS businesses were previously reported as the U.S. segment. These changes were applied retrospectively and did not have an impact on prior period total consolidated net income (loss) or adjusted earnings. [3]As a result of the reinsurance transaction with Global Atlantic Financial Group being effective in November 2023.

MetLife

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5 ($44) $221 $179 $63 $419 1Q23 2Q23 3Q23 4Q23 FY23 2023 VII below guidance1 driven by lower private equity returns ($ in millions - pre-tax) Private Equity Other 1 Quarterly target VII range of $500 million, based on full year 2023 guidance range of ~ $2.0 billion. $0

6 ($ in millions - post-tax1) 1Q23 2Q23 3Q23 4Q23 FY23 Group Benefits $— $4 $1 $1 $6 Retirement and Income Solutions (3) 29 35 23 84 Asia (25) 84 37 10 106 Latin America (2) 4 5 4 11 EMEA — — — — — MetLife Holdings 2 41 35 23 101 Corporate & Other (7) 13 28 (11) 23 Total Variable Investment Income $(35) $175 $141 $50 $331 1 Assumes a 21% U.S. statutory tax rate. VII by segment

7 FY21 FY22 FY23 4Q22 4Q23 Strong recurring income supported by higher interest rates and asset growth ($ in billions) Recurring income VII Net Investment Income1 $16.7 $5.7 Roll Off vs. Reinvestment $15.6 $1.5 New Money Yield Roll Off Yield 10-Year Treasury Yield 4Q20 2Q21 4Q21 2Q22 4Q22 2Q23 4Q23 0% 1% 2% 3% 4% 5% 6% 7% 6.67% 5.25% 3.88% 1 As reported, on an adjusted basis. $21.3 $18.2 $5.0$4.5 $19.3 $0.4 $19.7

8 High quality commercial mortgage loan (CML) portfolio1 • Concentrated in high-quality assets and in larger, primary markets • 64% average Loan-to-Value (LTV) Ratio and 2.3x average Debt Service Coverage Ratio (DSCR) – 86% of CML portfolio with LTVs less than 80% – 94% of CML portfolio with DSCRs greater than 1x – 68% average office LTV ratio and 2.2x average DSCR • Resolved 100% of 2023 CML maturities 1At December 31, 2023. All references to commercial mortgage loans in this earnings presentation are to net commercial mortgage loans, consisting of commercial mortgage loans, excluding commercial mortgage loans originated for third parties and related allowance for credit loss. LTV and DSCR Matrix $52.1 Billion LTV >1.2x 1.0-1.2x <1.0x Total <65% 48.6% 2.1% 1.2% 51.9% 65-75% 23.7% 2.3% 1.4% 27.4% 76-80% 5.5% 0.9% 0.7% 7.1% >80% 8.8% 2.2% 2.6% 13.6% Total 86.6% 7.5% 5.9% 100.0%

9 11.9% 12.0% 12.2% 12.2% 12.4% 12.3% 13.5% 12.4% 12.5% 12.2% 1Q22 1Q23 2Q22 2Q23 3Q22 3Q23 4Q22 4Q23 FY22 FY23 1 Direct expense ratio, excluding total notable items related to direct expenses and pension risk transfers (PRT). 12.6% Annual Target 2023 direct expense ratio1 of 12.2% beats 12.6% annual target

10 Holding Company Cash1 $5.4 $4.2 $4.2 $4.9 $5.2 4Q22 1Q23 2Q23 3Q23 4Q23 Cash & capital 1 Includes cash and liquid assets at MetLife, Inc. and other holding companies at quarter-end. 2 Excludes notable items. 3 Based on estimate and includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company. 4 MetLife calculates RBC annually as of December 31 and, accordingly, the calculation does not reflect conditions and factors occurring after the year end. 5Includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company for both periods. $3.0B to $4.0B Cash Buffer Capital ($ in billions) • Share repurchases of $0.9 billion in 4Q23 and $3.1 billion in FY23 – ~$500 million shares repurchased in January 2024 • Average 2022 - 2023 free cash flow ratio2 of 74% • 2023 Combined NAIC Risk-Based Capital (RBC) ratio3,4 above 360% target • Expected total U.S. Statutory Adjusted Capital5 of $19.5 billion at 12/31/23, up 10% from 9/30/23 • Expected Japan Solvency Margin ratio of ~720% at 12/31/23

Outlook

Overview

Macro Assumptions

- Continued uncertainty in macro environment (inflation & unemployment)
- U.S. dollar relatively stable to 2023
- Long-term interest rates flat to 12/31/23 with yield curve steepening
- S&P 500 annual return of 5%

Near-Term[1] Targets and Corporate Guidance

Near-term[1] targets:

- Adjusted return on equity[2] of 13-15%
- Free cash flow ratio of 65-75% of adjusted earnings[3]
- Direct expense ratio target of 12.3%[4]

Corporate guidance for 2024:

- Variable investment income of ~ $1.5 billion[5]
- Corporate & Other adjusted loss of $750 – $850 million
- Effective tax rate to be between 24-26%

Key Sensitivities

	Adjusted Earnings Impact from Rates		
$ in millions	**2024**	**2025**	**2026**
50 bps declining interest rate scenario[6]	($50)	($96)	($144)
50 bps rising interest rate scenario[6]	$65	$102	$148
10 bps increase in SOFR[7]	$8	$3	$2
10 bps decrease in SOFR[7]	($8)	($2)	($2)

[1] One to three years. [2] Excluding AOCI other than FCTA and total notable items. [3] 2-year average excluding total notable items. [4] Excluding total notable items related to direct expenses and PRT. [5] Pre-tax. [6] See pages 18 and 19 in the Appendix for more information. [7] Increase/decrease of 10 basis points from base for interest rates shorter than 1 year; no change in longer-term interest rates.

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13 2022 2023 2024 Expected VII average asset balances and key drivers ($ in billions) Private Equity Real Estate and Other Funds Average Asset Balance • Near-term annual return assumptions: – Private equity: 7-10% – Real estate and other funds: 5-7% • Private equity and real estate and other funds remain pressured in 1Q24 • VII includes prepayment fees on fixed maturity securities and mortgage loans $18.0 $19.7$18.9 $14.5 $5.2 $14.5 $4.4 $14.0 $4.0 Key Drivers

14 Near-Term Guidance • Adjusted premiums, fees and other revenues (PFOs) expected to grow 4-6%1 • Group Life mortality ratio of 85.7% in 2023; target of 84-89% • Group Non-Medical Health interest adjusted benefit ratio of 71.6% in 2023; target of 69-74% • Liability exposures2 expected to grow 2-4% annually • Investment spread3 of 125 bps in 2023; expected to be 115-140 bps in 2024 • Adjusted PFOs expected to decline by 13-15% in 2024, then 4-6% annually thereafter • Adjusted earnings of $700 - $900 million in 2024 Group Benefits Retirement and Income Solutions MetLife Holdings 1 Excludes approximately $0.3 billion of 2023 excess premiums from participating group life contracts. 2 Includes future policy benefits, policyholder account liabilities, and separate account liabilities, as well as notional amounts not recorded on MetLife's balance sheet. 3 Average annualized general account spread.

15 Near-Term Guidance1 • Mid single-digit sales growth • General account assets under management2 to grow at mid single-digits • Adjusted earnings expected to grow ~20% in 2024 and mid single-digit growth in outer years • High single-digit growth in adjusted PFOs • Adjusted earnings growth of high single digits • Sales growth of mid-to-high single-digits • Adjusted PFOs growth of mid single-digits • Adjusted earnings run-rate of $60 - $65 million per quarter in 2024 • Adjusted earnings expected to grow mid single-digits in 2025-2026 Asia Latin America EMEA 1 Sales and AUM growth rates on a constant currency basis; adjusted earnings and PFOs growth rates on a reported basis, unless otherwise noted. 2 Excludes fair value adjustments and includes operating joint ventures.

Appendix

17 1 Excludes MetLife Holdings; Value of New Business is the present value of future profits net of the cost of capital and time value of guarantees from new sales. Value of new business1 $3.8 $3.8 $3.2 $2.8 $3.7 $2.1 $1.8 $1.9 $1.9 $2.3 Capital Deployed Value of New Business 2018 2019 2020 2021 2022 ($ in billions) Internal Rate of Return Payback Period 15% 7 Years 15% 7 Years 17% 6 Years 17% 6 Years 17% 6 Years

18 12/31/23 12/31/24 12/31/25 12/31/26 Base Declining Rate Base Declining Rate Base Declining Rate Base Declining Rate SOFR1 5.38% 5.38% 3.99% 3.49% 3.08% 2.58% 3.03% 2.53% 10-Year U.S. Treasury1 3.88% 3.88% 3.84% 3.34% 3.93% 3.43% 4.04% 3.54% 30-Year U.S. Treasury1 4.03% 4.03% 3.97% 3.47% 3.97% 3.47% 3.99% 3.49% Interest Rates: Base vs. Declining Rate Scenario 1 Base rates based on forward curve as of December 31, 2023.

19 12/31/23 12/31/24 12/31/25 12/31/26 Base Rising Rate Base Rising Rate Base Rising Rate Base Rising Rate SOFR1 5.38% 5.38% 3.99% 4.49% 3.08% 3.58% 3.03% 3.53% 10-Year U.S. Treasury1 3.88% 3.88% 3.84% 4.34% 3.93% 4.43% 4.04% 4.54% 30-Year U.S. Treasury1 4.03% 4.03% 3.97% 4.47% 3.97% 4.47% 3.99% 4.49% Interest Rates: Base vs. Rising Rate Scenario 1 Base rates based on forward curve as of December 31, 2023.

Key Sensitivities

Group Benefits

- 1% change in Group Life mortality ratio translates to ~$75 million of adjusted earnings[1]
- 1% change in Group Non-Medical Health interest adjusted benefit ratio translates to ~$90 million of adjusted earnings[1]

Retirement and Income Solutions

$ in millions	Change	Impact on Adjusted Earnings[1]
SOFR[2, 3]	+10 bps	+$7 trending to 0
	-10 bps	-$7 trending to 0
U.S. Treasury[4]	+10 bps	+$4
	-10 bps	-$4

- $1 billion of PRT sales translates to $8-10 million of adjusted earnings[1]

MetLife Holdings

- Roughly 70% of the separate account (SA) assets are in equities
- +/- 10% change in SA returns translates to ~$30 million ongoing annual impact to adjusted earnings

MetLife

[1] Annual impact. [2] SOFR is used as a proxy for all short-term funding rates 3 months or less; change from base rates, no change in other interest rates. [3] This sensitivity holds for a rate change of +/- 50 basis points. [4] Parallel shift in base scenario U.S. Treasury rates from 1 to 30 years. No change in other interest rates.

20

21 Key Sensitivities Asia Latin America EMEA 1 Higher yields increase adjusted earnings and lower regulatory ratios. 2 Higher yields increase adjusted earnings and improve regulatory ratios. 3 The ProVida encaje is capital required by Superintendencia de Pensiones. The encaje is invested in the same manner as the total pension fund, and the investment income is included in adjusted earnings. Annual Impact on Regulatory $ in millions Change Adjusted Earnings Ratios (%) Parallel shift in yield curve: Japan - UST1 +/-10 bps $1-2 10-15% Japan - JPY1 +/-10 bps $1-2 5-10% Korea2 +/-10 bps $0-1 0-5% Annual Impact on $ in millions Change Adjusted Earnings Mexican peso to U.S. dollar 1% $6 Chilean peso to U.S. dollar 1% $3 Annual return on the ProVida encaje3 1% $3 Annual Impact on $ in millions Change Adjusted Earnings Euro to U.S. Dollar 1% $1.3 British Pound to U.S. Dollar 1% $0.6 Romania Leu to U.S. Dollar 1% $0.2 Egyptian Pound to U.S. Dollar 1% $0.1 Turkish Lira to U.S. Dollar 1% $0.1

22 Cautionary Statement on Forward-Looking Statements The forward-looking statements in this presentation, using words such as “anticipate,” “are confident,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms, are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife’s future results could differ, and it does not undertake any obligation to publicly correct or update any of these statements.

23 Explanatory Note on Non-GAAP and Other Financial Information Any references in this presentation (except in this Explanatory Note on Non-GAAP Financial Information and Reconciliations) to: Should be read as, respectively: (i) net income (loss); (i) net income (loss) available to MetLife, Inc.’s common shareholders; (ii) net income (loss) per share; (ii) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (iii) adjusted earnings; and (iii) adjusted earnings available to common shareholders; and (iv) adjusted earnings per share; (iv) adjusted earnings available to common shareholders per diluted common share; In this presentation, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment. The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP: Non-GAAP financial measures: Comparable GAAP financial measures: (i) adjusted premiums, fees and other revenues; (i) premiums, fees and other revenues; (ii) adjusted premiums, fees and other revenues, excluding PRT; (ii) premiums, fees and other revenues; (iii) adjusted capitalization of deferred policy acquisition costs (DAC); (iii) capitalization of DAC; (iv) adjusted earnings available to common shareholders; (iv) net income (loss) available to MetLife, Inc.’s common shareholders; (v) adjusted earnings available to common shareholders, excluding total notable items; (v) net income (loss) available to MetLife, Inc.’s common shareholders; (vi) adjusted earnings available to common shareholders per diluted common share; (vi) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (vii) adjusted earnings available to common shareholders, excluding total notable items, per diluted common share; (vii) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (viii) adjusted other expenses; (viii) other expenses; (ix) adjusted other expenses, net of adjusted capitalization of DAC; (ix) other expenses, net of capitalization of DAC; (x) adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses; (x) other expenses, net of capitalization of DAC; (xi) adjusted expense ratio; (xi) expense ratio; (xii) adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT; (xii) expense ratio; (xiii) direct expenses; (xiii) other expenses; (xiv) direct expenses, excluding total notable items related to direct expenses; (xiv) other expenses; (xv) direct expense ratio; (xv) expense ratio; (xvi) direct expense ratio, excluding total notable items related to direct expenses and PRT; and (xvi) expense ratio; and (xvii) free cash flows of all holding companies. (xvii) MeLife, Inc. (parent company) net cash provided by (used in) operating activities.

24 MetLife’s definitions of non-GAAP and other financial measures discussed in this presentation may differ from those used by other companies: Adjusted earnings and related measures • adjusted earnings; • adjusted earnings available to common shareholders; • adjusted earnings available to common shareholders, excluding total notable items; • adjusted earnings available to common shareholders per diluted common share; • adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and • adjusted earnings available to common shareholders on a constant currency basis. These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results. Effective January 1, 2023, MetLife adopted ASU 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts, as amended ("LDTI"), with a transition date of January 1, 2021, which impacted the calculation of adjusted earnings. With the the adoption of LDTI, the measurement model was simplified for DAC and VOBA, and most embedded derivatives were reclassified as market risk benefits. As a result, MetLife updated its calculation of adjusted earnings to remove certain adjustments related to the amortization of DAC, VOBA and related intangibles and adjusted for changes in measurement of certain guarantees. Under LDTI, adjusted earnings excludes changes in fair value associated with market risk benefits, changes in discount rates on certain annuitization guarantees, losses at contract inception for certain single premium business, and asymmetrical accounting associated with in-force reinsurance. All periods presented herein reflect the updated calculation of adjusted earnings. Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends. Adjusted revenues and adjusted expenses These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of (i) market volatility which could distort trends, (ii) asymmetrical and non-economic accounting, and (iii) revenues and costs related to divested businesses, non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP. Market volatility can have a significant impact on the Company’s financial results. Adjusted earnings excludes net investment gains (losses), net derivative gains (losses), market risk benefits remeasurement gains (losses) and goodwill impairments. Further, policyholder benefits and claims exclude (i) changes in the discount rate on certain annuitization guarantees accounted for as additional liabilities and (ii) market value adjustments. Explanatory Note on Non-GAAP and Other Financial Information (Continued) Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period. As a result, comparable prior period amounts are updated each period to reflect the most recent period average foreign currency exchange rates. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this presentation and in this period’s earnings news release, which is available at www.metlife.com.

25 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Asymmetrical and non-economic accounting adjustments are made to the line items indicated in calculating adjusted earnings: • Net investment income includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment ("Investment hedge adjustments"). • Other revenues include settlements of foreign currency earnings hedges and exclude asymmetrical accounting associated with in-force reinsurance. • Policyholder benefits and claims excludes (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation- indexed investments, (iii) asymmetrical accounting associated with in-force reinsurance, and (iv) non-economic losses incurred at contract inception for certain single premium annuity business. These losses are amortized into adjusted earnings within policyholder benefits and claims over the estimated lives of the contracts. • Interest credited to policyholder account balances excludes amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments and asymmetrical accounting associated with in-force reinsurance. Divested businesses are those that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP. Other adjustments are made to the line items indicated in calculating adjusted earnings: • Net investment income and interest credited to policyholder account balances excludes certain amounts related to contractholder-directed equity securities ("Unit-linked contract income") and ("Unit-linked contract costs"). • Other revenues include fee revenue on synthetic GICs accounted for as freestanding derivatives. • Other revenues exclude and other expenses include fees received in connection with services provided under transition service agreements. • Other expenses exclude (i) implementation of new insurance regulatory requirements and other costs, and (ii) acquisition, integration and other related costs. Other expenses include (i) deductions for net income attributable to noncontrolling interests, and (ii) benefits accrued on synthetic GICs accounted for as freestanding derivatives. Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife's effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms. In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders. Investment portfolio gains (losses) and derivative gains (losses) These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).

26 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Return on equity and related measures • Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: Total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses), defined benefit plans adjustment components of AOCI, net of income tax. • Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): Total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses), defined benefit plans adjustment components of AOCI, and total notable items, net of income tax. • Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.'s average common stockholders’ equity. • Adjusted return on MetLife, Inc.’s common stockholders’ equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders’ equity. • Adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders’ equity, excluding AOCI other than FCTA. • Adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA). The above measures represent a level of equity consistent with the view that, in the ordinary course of business, we do not plan to sell most investments for the sole purpose of realizing gains or losses. Expense ratio, direct expense ratio, adjusted expense ratio and related measures • Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues. • Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues. Direct expenses are comprised of employee-related costs, third-party staffing costs, and general and administrative expenses. • Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT. • Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues. • Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT. General Account (GA) assets under management (GA AUM) GA AUM is used by MetLife to describe assets in its GA investment portfolio. GA AUM is stated at estimated fair value and is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties and certain other invested assets. Mortgage loans, net of mortgage loans originated for third parties (“net mortgage loans”) (including commercial (“net commercial mortgage loans”), agricultural ("net agricultural mortgage loans") and residential mortgage loans) and real estate equity (including real estate and real estate joint ventures) included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily net commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate equity and include them as net commercial mortgage loans. Asia GA AUM and related measures Asia GA AUM is used by MetLife to describe assets in its Asia GA investment portfolio. Asia GA AUM is stated at estimated fair value and is comprised of Asia GA total investments, the portion of the Asia GA investment portfolio classified within assets held-for-sale and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties and certain other invested assets. Mortgage loans, net of mortgage loans originated for third parties ("net mortgage loans") (including commercial ("net commercial mortgage loans"), agricultural ("net agricultural mortgage loans") and residential mortgage loans) and real estate equity (including real estate and real estate joint ventures) included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM. Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on net mortgage loans (including net commercial mortgage loans, net agricultural mortgage loans and residential mortgage loans) and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss.

27 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Statistical sales information: • Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products. • Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance. • Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity. The following additional information is relevant to an understanding of MetLife’s performance results and outlook: • Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates. • MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders. • Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. • Holding company cash and liquid assets are held by MetLife, Inc. collectively with other MetLife holding companies and include cash and cash equivalents, short term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with securities lending, repurchase agreements, derivatives, regulatory deposits, the collateral financing arrangement, funding agreements and secured borrowings, as well as amounts held in the closed block. • We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

Reconciliation of Net Income (Loss) Available to MetLife, Inc.'s Common Shareholders to Adjusted Earnings Available to Common Shareholders

(In millions, except per share data)	FY23	FY23 Earnings Per Weighted Average Common Share Diluted[1]	4Q23	4Q23 Earnings Per Weighted Average Common Share Diluted[1]	4Q22	4Q22 Earnings Per Weighted Average Common Share Diluted[1]
Net Income (loss) available to MetLife, Inc.'s common shareholders	$ 1,380	$ 1.81	$ 574	$ 0.77	$ 1,549	$ 1.96
Adjustments from net income (loss) available to MetLife, Inc.'s common shareholders to adjusted earnings available to common shareholders:						
Less: Net investment gains (losses)	(2,824)	(3.70)	(174)	(0.23)	350	0.44
Less: Net derivative gains (losses)	(2,140)	(2.81)	149	0.20	(104)	(0.13)
Less: Market risk benefit remeasurement gains (losses)	994	1.30	(431)	(0.58)	512	0.65
Less: Other adjustments to net income (loss)	(1,185)	(1.56)	(330)	(0.45)	(317)	(0.40)
Less: Provision for income tax (expense) benefit	1,034	1.36	6	0.01	(149)	(0.19)
Add: Net income (loss) attributable to noncontrolling interests	24	0.03	7	0.01	3	—
Adjusted earnings available to common shareholders	5,525	7.25	1,361	1.83	1,260	1.59
Less: Total notable items	(62)	(0.08)	(76)	(0.10)	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$ 5,587	7.33	$ 1,437	1.93	$ 1,260	$ 1.59
Adjusted earnings available to common shareholders on a constant currency basis	$ 5,525	$ 7.25	$ 1,361	$ 1.83	$ 1,278	$ 1.62
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$ 5,587	$ 7.33	$ 1,437	$ 1.93	$ 1,278	$ 1.62
Weighted average common shares outstanding - diluted		762.3		743.4		790.2

MetLife

[1]Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

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Reconciliation to Adjusted Earnings Available to Common Shareholders, Excluding Total Notable Items

(In millions)	Group Benefits[1]	Retirement & Income Solutions[1]	Asia	Latin America	EMEA	MetLife Holdings[1]	Corporate & Other[1]
4Q23							
Adjusted earnings available to common shareholders	$ 466	$ 421	$ 296	$ 207	$ 47	$ 156	$ (232)
Less: Total notable items	—	—	—	—	—	—	(76)
Adjusted earnings available to common shareholders, excluding total notable items	$ 466	$ 421	$ 296	$ 207	$ 47	$ 156	$ (156)
Adjusted earnings available to common shareholders, on a constant currency basis			$ 296	$ 207	$ 47		
Adjusted earnings available to common shareholders, excluding total notable items on a constant currency basis			$ 296	$ 207	$ 47		

(In millions)	Group Benefits[1]	Retirement & Income Solutions[1]	Asia	Latin America	EMEA	MetLife Holdings[1]	Corporate & Other[1]
4Q22							
Adjusted earnings available to common shareholders	$ 392	$ 381	$ 265	$ 184	$ 64	$ 184	$ (210)
Less: Total notable items	—	—	—	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$ 392	$ 381	$ 265	$ 184	$ 64	$ 184	$ (210)
Adjusted earnings available to common shareholders, on a constant currency basis			$ 267	$ 200	$ 64		
Adjusted earnings available to common shareholders, excluding total notable items on a constant currency basis			$ 267	$ 200	$ 64		

MetLife [1]Results on a constant currency basis are not included as constant currency impact is not significant.

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30 Reconciliation of Net Investment Income to Adjusted Net Investment Income FY21 FY22 FY23 4Q22 4Q23 (In millions) Net investment income $ 21,395 $ 15,916 $ 19,908 $ 4,464 $ 5,366 Less: Adjustments to net investment income Investment hedge adjustments (895) (976) (1,012) (277) (253) Unit-linked contract income 952 (1,298) 1,183 209 580 Other adjustments (9) (10) (12) 2 (8) Divested businesses 67 11 — — — Adjusted net investment income $ 21,280 $ 18,189 $ 19,749 $ 4,530 $ 5,047

31 Reconciliation of Premiums, Fees and Other Revenues to Adjusted Premiums, Fees and Other Revenues 1Q22 2Q22 3Q22 4Q22 FY22 1Q23 2Q23 3Q23 4Q23 FY23 (In millions) Premiums, fees and other revenues $ 12,589 $ 13,543 $ 19,335 $ 10,898 $ 56,365 $ 11,517 $ 13,587 $ 13,170 $ 13,687 $ 51,961 Less: Adjustments to premiums, fees and other revenues: Asymmetrical and non-economic accounting — — — — — — — — 29 29 Other adjustments 47 48 40 25 160 (3) (7) (11) (13) (34) Divested businesses 55 — — — 55 — — — — — Adjusted premiums, fees and other revenues $ 12,487 $ 13,495 $ 19,295 $ 10,873 $ 56,150 $ 11,520 $ 13,594 $ 13,181 $ 13,671 $ 51,966

Expense Detail and Ratios

(In millions, except ratio data)	1Q23	2Q23	3Q23	4Q23	FY23
Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC					
Capitalization of DAC	$ (718)	$ (729)	$ (742)	$ (728)	$ (2,917)
Less: Divested businesses	—	—	—	—	—
Adjusted capitalization of DAC	$ (718)	$ (729)	$ (742)	$ (728)	$ (2,917)
Reconciliation of Other Expenses to Adjusted Other Expenses					
Other expenses	$ 3,057	$ 3,133	$ 3,189	$ 3,277	$ 12,656
Less Adjustments to other expenses:					
Other adjustments	16	11	21	7	55
Divested businesses	11	9	9	9	38
Adjusted other expenses	$ 3,030	$ 3,113	$ 3,159	$ 3,261	$ 12,563
Other Detail and Ratios					
Other expenses, net of capitalization of DAC	$ 2,339	$ 2,404	$ 2,447	$ 2,549	$ 9,739
Premiums, fees and other revenues	$ 11,517	$ 13,587	$ 13,170	$ 13,687	$ 51,961
Expense ratio	20.3 %	17.7 %	18.6 %	18.6 %	18.7 %
Direct expenses	$ 1,387	$ 1,415	$ 1,447	$ 1,559	$ 5,808
Less: Total notable items related to direct expenses	—	—	—	96	96
Direct expenses, excluding total notable items related to direct expenses	$ 1,387	$ 1,415	$ 1,447	$ 1,463	$ 5,712
Adjusted other expenses	$ 3,030	$ 3,113	$ 3,159	$ 3,261	$ 12,563
Adjusted capitalization of DAC	(718)	(729)	(742)	(728)	(2,917)
Adjusted other expenses, net of adjusted capitalization of DAC	$ 2,312	$ 2,384	$ 2,417	$ 2,533	$ 9,646
Less: Total notable items related to adjusted other expenses	—	—	—	96	96
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$ 2,312	$ 2,384	$ 2,417	$ 2,437	$ 9,550
Adjusted premiums, fees and other revenues	$ 11,520	$ 13,594	$ 13,181	$ 13,671	$ 51,966
Less: PRT	(21)	2,024	1,461	1,860	5,324
Adjusted premiums, fees and other revenues, excluding PRT	$ 11,541	$ 11,570	$ 11,720	$ 11,811	$ 46,642
Direct expense ratio	12.0 %	10.4 %	11.0 %	11.4 %	11.2 %
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.0 %	12.2 %	12.3 %	12.4 %	12.2 %
Adjusted expense ratio	20.1 %	17.5 %	18.3 %	18.5 %	18.6 %
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	20.0 %	20.6 %	20.6 %	20.6 %	20.5 %

MetLife

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Expense Detail and Ratios

(In millions, except ratio data)

	1Q22	2Q22	3Q22	4Q22	FY22
Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC					
Capitalization of DAC	$ (652)	$ (637)	$ (626)	$ (699)	$ (2,614)
Less: Divested businesses	(11)	—	—	—	(11)
Adjusted capitalization of DAC	$ (641)	$ (637)	$ (626)	$ (699)	$ (2,603)
Reconciliation of Other Expenses to Adjusted Other Expenses					
Other expenses	$ 2,912	$ 2,868	$ 2,875	$ 3,078	$ 11,733
Less Adjustments to other expenses:					
Other adjustments	47	60	47	37	191
Divested businesses	32	8	13	21	74
Adjusted other expenses	$ 2,833	$ 2,800	$ 2,815	$ 3,020	$ 11,468
Other Detail and Ratios					
Other expenses, net of capitalization of DAC	$ 2,260	$ 2,231	$ 2,249	$ 2,379	$ 9,119
Premiums, fees and other revenues	$ 12,589	$ 13,543	$ 19,335	$ 10,898	$ 56,365
Expense ratio	18.0 %	16.5 %	11.6 %	21.8 %	16.2 %
Direct expenses	$ 1,332	$ 1,335	$ 1,342	$ 1,481	$ 5,490
Less: Total notable items related to direct expenses	—	—	—	—	—
Direct expenses, excluding total notable items related to direct expenses	$ 1,332	$ 1,335	$ 1,342	$ 1,481	$ 5,490
Adjusted other expenses	$ 2,833	$ 2,800	$ 2,815	$ 3,020	$ 11,468
Adjusted capitalization of DAC	(641)	(637)	(626)	(699)	(2,603)
Adjusted other expenses, net of adjusted capitalization of DAC	$ 2,192	$ 2,163	$ 2,189	$ 2,321	$ 8,865
Less: Total notable items related to adjusted other expenses	—	—	—	—	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$ 2,192	$ 2,163	$ 2,189	$ 2,321	$ 8,865
Adjusted premiums, fees and other revenues	$ 12,487	$ 13,495	$ 19,295	$ 10,873	$ 56,150
Less: PRT	1,258	2,564	8,466	(69)	12,219
Adjusted premiums, fees and other revenues, excluding PRT	$ 11,229	$ 10,931	$ 10,829	$ 10,942	$ 43,931
Direct expense ratio	10.7 %	9.9 %	7.0 %	13.6 %	9.8 %
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.9 %	12.2 %	12.4 %	13.5 %	12.5 %
Adjusted expense ratio	17.6 %	16.0 %	11.3 %	21.3 %	15.8 %
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	19.5 %	19.8 %	20.2 %	21.2 %	20.2 %

MetLife

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Condensed Reconciliation of Net Cash Provided by Operating Activities of MetLife, Inc. to Free Cash Flow of All Holding Companies

(In billions, except ratios)		FY23		FY22
MetLife, Inc. (parent company only) net cash provided by operating activities	$	4.2	$	4.4
Adjustments from net cash provided by operating activities to free cash flow:				
Add: Incremental debt to be at or below target leverage ratios		—		1.0
Add: Adjustments from net cash provided by operating activities to free cash flow[1]		(0.7)		(0.2)
MetLife, Inc. (parent company only) free cash flow		3.5		5.2
Other MetLife, Inc. holding companies free cash flow[2]		0.1		(0.5)
Free cash flow of all holding companies	$	3.6	$	4.7
Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.'s common shareholders:				
MetLife, Inc. (parent company only) net cash provided by operating activities	$	4.2	$	4.4
Consolidated net income (loss) available to MetLife, Inc.'s common shareholders	$	1.4	$	5.1
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.'s common shareholders[3]		303 %		87 %
Ratio of free cash flow to adjusted earnings available to common shareholders:				
Free cash flow of all holding companies[4]	$	3.6	$	4.7
Consolidated adjusted earnings available to common shareholders[4]	$	5.5	$	5.8
Ratio of free cash flow of all holding companies to consolidated adjusted earnings available to common shareholders[4]		66 %		81 %

[1]Adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; and (iv) investment portfolio and derivatives changes and other, net.

[2]Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions to subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; (iv) other expenses; (v) dividends and returns of capital to MetLife, Inc. and (vi) investment portfolio and derivative changes and other, net.

[3]Including the free cash flow of other MetLife, Inc. holding companies of $0.1 billion and ($0.5) billion for the years ended December 31, 2023 and 2022, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 311% and 77%, respectively.

[4]i) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2023, was negatively impacted by notable items, related to litigation reserves and settlement costs of ($0.1) billion, net of income tax, offset by actuarial assumption review and other insurance adjustments of $0.01 billion, net of income tax. Excluding these notable items from the denominator of the ratio, the adjusted free cash flow ratio for 2023, would be 65%.
ii) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2022, was positively impacted by notable items, related to actuarial assumption review and other insurance adjustments of $0.1 billion, net of income tax. Excluding these notable items from the denominator of the ratio, the adjusted free cash flow ratio for 2022, would be 82%.

MetLife

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